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                                                                 Exhibit 10.11

                          SECOND AMENDMENT TO LEASE

The SECOND AMENDMENT TO LEASE ("Agreement") is made and entered into as of June 19, 2000 by and between Optical Networks, Incorporated ("ONI") ("Tenant") and Cilker Revocable Trust of October 9, 1990 ("Landlord").

RECITALS
--------

A. The Landlord and JT Storage, Inc. ("JTS"), as tenant, executed a lease dated June 15, 1995 ("Lease"), pursuant to which Landlord leased to JTS, and JTS leased from Landlord certain properties identified in Paragraph 2 of the Lease and other provisions cross-referenced in such Paragraph 2 ("Premises").

B. By means of a certain ASSIGNMENT OF LEASE ("Lease Assignment"), JTS assigned to Tenant (ONI) the portion of the premises identified in the Lease Assignment Exhibit "B" without any cross or diagonal hatching ("Original First Level Space").

C. By means of a certain AMENDMENT TO LEASE ("First Amendment"), the Lease Assignment was amended to include that portion of the first level of the Premises not previously occupied by Tenant as well as the second level, for a total occupied area of 53,012 square feet.

D. By means of a certain RENEWAL EXERCISE NOTICE dated February 25, 2000, the Tenant exercised its option to extend the lease for an additional term.

E. The Landlord and Tenant desire to renew said lease, under the modified terms described below.

MODIFIED TERMS
--------------

A. Term. The Lease Renewal will commence August 17, 2000 and terminated December 31, 2001.
B. Rent. The Rent will be set at $1.85 per square foot NNN plus the Additional Rent.
C. Premises area. The area occupied by ONI shall be 53,012 square feet which is the area measured to the outside of the outer walls as per BOMA standards and adopted by the AIA.
D. New Lease. The Landlord and Tenant will negotiate a new lease commencing January 1, 2002, with all the terms and conditions to remain the same, except the rent will be 95% of Fair Market Rent.


LANDLORD:                                       TENANT:

Clinker Revocable Trust of October 9, 1990      Optical Networks, Incorporated


By: /s/ William H. Cilker                       By: /s/ Chris Davis
    ---------------------                           ---------------

Printed: William H. Cilker                      Printed: Chris Davis
         -----------------                               -----------

Its: Trustee                                    Its: CFO
     -------                                         ---

Date: July 10, 2000                             Date: July 6, 2000